EXHIBIT 2

                                    VOTING  AGREEMENT  dated  as of May 7,  2002
                  (this "Agreement"), among OLIN CORPORATION, a Virginia corporation ("Parent"), and the parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

                  WHEREAS Parent, Plumber Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Chase Industries Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for, among other things, the merger of Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement;

                  WHEREAS each Stockholder owns (of record and beneficially) the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule A hereto (such shares, together with any other shares of capital stock of the Company or other voting securities or interests of the Company acquired (of record and beneficially) by the Stockholders after the date hereof and during the term of this Agreement (including through the exercise of any Company Stock Options or any warrants, stock options or similar instruments), being collectively referred to herein as the "Subject Shares"); and

                  WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                  SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby represents and warrants to Parent as follows:

                  (a) Organization; Authority; Execution and Delivery; Enforceability. If such Stockholder is a corporation, limited liability company, partnership or other legal entity that is not an individual (a "Legal Entity"), such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. If such Stockholder is a Legal Entity, the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and compliance by such Stockholder with the terms hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of such Stockholder and no other corporate, company, partnership or other proceedings on the part of such Stockholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by such Stockholder and, assuming due execution by Parent, constitutes a valid and binding
obligation  of  such  Stockholder   enforceable   against  such  Stockholder  in
accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) if such Stockholder is a Legal Entity, its certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents), (ii) any Contract to which such Stockholder is a party or any of the properties or assets of such Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order, writ, injunction, stipulation or decree, in each case, applicable to such Stockholder or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or the compliance by such Stockholder with the provisions hereof, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated hereby.

                  (b) The Subject Shares. Such Stockholder is the record and beneficial owner of, and has good and marketable title to, the shares of Company Common Stock set forth opposite its name on Schedule A hereto, free and clear of any Liens. As of the date hereof, other than as set forth opposite its name on Schedule A hereto, such Stockholder does not own (of record or beneficially) any shares of capital stock of, or any other voting securities or interests of, the Company. Such Stockholder is the record and beneficial owner of the options, warrants, rights or other similar instruments to acquire any capital stock of the Company or other voting interests or securities of the Company set forth opposite its name on Schedule A (the "Company Stock Options"). Except as set forth on Schedule A, such Stockholder has the sole right to Transfer (as defined in Section 3(c)) and vote the Subject Shares of such Stockholder, and none of the Subject Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of such Subject Shares, except as set forth in Section 3 of this Agreement.

                  SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows: Parent (i) is duly incorporated, validly existing and in good standing under the laws of Virginia and (ii) has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby and compliance by Parent with the terms hereof have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by Parent and, assuming due execution by each Stockholder, constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Restated Articles of Incorporation or the by-laws of Parent, (ii) any Contract to which Parent is a party or any of its properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with the provisions hereof, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

                  SECTION 3. Covenants of Each Stockholder. Each Stockholder covenants and agrees as follows:

                  (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) in favor of, and shall consent to (or cause to be consented to), the adoption of the Merger Agreement and the approval of the Merger.

                  (b) At any meeting of the stockholders of the Company, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) against, and shall not consent to (and shall cause not to be consented to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Company Takeover Proposal or any transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute a Company Takeover Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company Certificate or the by-laws of the Company or any other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or to deprive Parent of any material portion of the benefits to be received from the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement, or change in any manner the voting rights of the Company Common Stock or any other capital stock or voting interests or securities of the Company (collectively, "Frustrating Transactions").

                  (c) Other than pursuant to the Merger Agreement or this Agreement, such Stockholder shall not (i) sell, transfer, pledge, assign, tender or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares of such Stockholder or any interest therein, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, or the creation or offer of any derivative security in respect of, any Subject Shares of such Stockholder (or any interest therein), to or with any person other than, in the case of the Primary Stockholder to Citigroup Inc. or any of its direct or indirect subsidiaries which shall have agreed to be bound by this Agreement as a Stockholder by a written agreement reasonably satisfactory to Parent that has been delivered to Parent, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares of such Stockholder, and shall not commit or agree to take any of the foregoing actions. Such Stockholder shall not, nor shall such Stockholder permit any entity under such Stockholder's control to, deposit any Subject Shares of such Stockholder in a voting trust.

                  (d) Such Stockholder shall not, nor shall such Stockholder permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer or employee of such Stockholder or any of its Subsidiaries or any Representative of such Stockholder or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Alternative Transaction or Frustrating Transaction,
(ii) enter into any agreement with respect to any Alternative Transaction or Frustrating Transaction or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Alternative Transaction or Frustrating Transaction.

                  (e) Such Stockholder shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Such Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement.

                  (f) Such Stockholder shall not, nor shall such Stockholder permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer or employee of such Stockholder or any of its Subsidiaries or any Representative of such Stockholder or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement or announcement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, without the prior written consent of Parent, except as may be required by applicable law.

                  (g) Notwithstanding anything to the contrary contained herein, nothing in this Section 3 shall prohibit any Stockholder from, in his capacity as an officer and/or director of the Company, taking any actions, on behalf of the Company, that the Board of Directors of the Company is permitted to take under Section 4.02 of the Merger Agreement.

                  SECTION 4. Further Assurances. Each Stockholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement.

                  SECTION 5. Certain Events. (a) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors, and such Stockholder further agrees to take all actions necessary to effectuate the foregoing. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of shares of Company Common Stock listed on Schedule A hereto opposite the name of each Stockholder shall be adjusted appropriately. In addition, in the event that any Stockholder acquires any additional shares of capital stock of the Company or other voting interests or securities of the Company (including through the exercise of any Company Stock Options or any other warrants, stock options or similar instruments), the number of shares of Company Common Stock listed on Schedule A hereto opposite the name of such Stockholder shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting interests or securities of the Company issued to or acquired by any Stockholder directly or indirectly (including through the exercise of any Company Stock Options or any similar rights or instruments).

                  (b) Each Stockholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a Stockholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

                  SECTION 6.  Registration of Parent Common Stock.

                  (a) Registration. Parent shall prepare and file with the Securities and Exchange Commission (the "Commission") not later than 45 days following the Closing Date a registration statement (the "Registration Statement") with respect to the Registrable Securities (as defined below) and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act not later than 120 days following the Closing Date. For purposes of this Agreement, "Registrable Securities" shall mean the shares of Parent Common Stock issued to the primary stockholder noted as such on Schedule A (the "Primary Stockholder") pursuant to the Merger Agreement and any shares of Parent Common Stock or other securities issued in respect of such shares upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event. Such securities shall cease to be Registrable Securities when (A) a registration statement registering such securities shall have become effective under the Securities Act and such securities have been sold pursuant thereto, (B) such securities shall have been sold under Rule 144 (or successor provision) under the Securities Act, (C) such securities shall have been otherwise transferred to a party that is not an affiliate of the Primary Stockholder and new certificates for them not bearing a legend restricting further transfer shall have been delivered by Parent or (D) such securities shall have ceased to be outstanding.

                  (b) Certain Delay Rights.  (i) If at any time Parent  provides written notice to the Primary Stockholder that the Board of Directors of Parent or any duly authorized committee of that board (the "Board") has determined, in its good faith reasonable business judgment, that it would be materially disadvantageous to Parent (because Parent is in possession of material non-public information the disclosure of which would adversely affect Parent or such registration or sale of Registrable Securities would materially interfere with or otherwise adversely affect in any material respect any merger, acquisition, disposition or other similar transaction that is material to Parent (a "Disadvantageous Condition")) for the Registration Statement to be maintained effective, or to be filed or to become effective, and setting forth in general terms the reasons for such determination, Parent shall be entitled to cause the Registration Statement to be withdrawn or the effectiveness of the Registration Statement to be terminated, or, in the event the Registration Statement has not yet been filed, Parent shall be entitled to not file the Registration Statement, until such Disadvantageous Condition no longer exists (notice of which Parent shall promptly deliver to the Primary Stockholder) but in no event shall such delay be for a period of longer than 45 days from the date of the original notice from Parent of the Disadvantages Condition.

                  (ii) Upon receipt by the Primary Stockholder of any notice from Parent of a Disadvantageous Condition, the Primary Stockholder shall forthwith discontinue use of the prospectus and any prospectus supplement under the Registration Statement and shall suspend sales of Registrable Securities during such delay period. In the event that Parent elects to exercise its delay rights under this Section 6(b), the Primary Stockholder agrees to keep confidential the fact of such election and any information provided by Parent in connection therewith. Notwithstanding anything else contained in this Agreement, neither the filing nor the effectiveness of the Registration Statement may be delayed for more than a total of 45 days in any 90 day period or for more than a total of 120 days in any 365 day period pursuant to this Section 6(b).

                  (c) Expenses. Except as otherwise provided in this Agreement, Parent shall pay all out-of-pocket fees and expenses incurred by Parent in compliance with its obligations under this Section 6, including all registration filing fees, printing expenses, fees and disbursements of counsel for Parent, and the fees and expenses of Parent's accountants and its expenses incurred in connection with any "road show" presentations in which it may participate at the request of the joint lead managing underwriters (collectively, "Registration Expenses"). The Primary Stockholder shall pay (i) any transfer taxes relating to the sale or disposition of the Registrable Securities and (ii) any underwriting discounts or selling commissions applicable to the sale of Registrable Securities.

                  (d) Registration Procedures. In connection with the filing of the Registration Statement Parent will, subject to Section 6(b):

                  (i) furnish the Primary Stockholder, as updated from time to time, prior to the filing thereof with the Commission, a copy of the Registration Statement (including any preliminary prospectus contained therein), and each amendment thereto and each amendment or supplement, if any, to the prospectus included therein and shall reflect in each such document, when so filed with the Commission, such comments pertaining to the Primary Stockholder as the Primary Stockholder may propose in writing;

                  (ii) prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities covered by the Registration Statement;

                  (iii) furnish such number of copies of the prospectus and other documents incident thereto, including any amendment of or supplement thereto (in each case including all exhibits), as the Primary Stockholder from time to time may reasonably request in writing;

                  (iv) cause all Registrable Securities covered thereby to be listed on each, if any, securities exchange on which similar securities issued by Parent are then listed and use its reasonable best efforts to register or qualify such Registrable Securities under such applicable state securities or blue sky laws as the Primary Stockholder may reasonably request in writing; provided, however, that Parent shall not be required for any such purpose to (A) qualify generally to do business as a foreign company, entity or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Agreement, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                  (v) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable
         Securities, in each case not later than the effective date of such registration;

                  (vi) upon appropriate prior written notice by the Primary Stockholder, make available for inspection by the Primary Stockholder, any underwriter participating in any underwritten offering pursuant to
         Section 6(e), and any attorney or accountant retained by the Primary Stockholder or any such underwriter, on reasonable prior notice and during normal business hours, reasonable financial and other records, pertinent corporate documents and properties of Parent, and use its reasonable efforts to cause Parent's officers and directors to supply all information reasonably requested in writing by the Primary Stockholder or any such underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that the Primary Stockholder and any such underwriter, attorney or accountant shall have agreed to keep confidential all information so provided, except as required by law or administrative process and except for information that is available to the public other than as a result of a breach of such confidentiality obligation;

                  (vii) furnish to the Primary Stockholder a copy of all material documents filed with and all material correspondence from or to the Commission relating to the Registration Statement;

                  (viii) immediately notify the Primary Stockholder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of Parent becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and within ten days prepare and furnish to the Primary Stockholder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                 (ix) otherwise comply with all applicable rules and regulations of the Commission; and

                  (x) in connection with any underwritten  offering  pursuant to
         Section 6(e), to the extent applicable, furnish to the Primary Stockholder, a signed counterpart, addressed to the Primary Stockholder, of an opinion of counsel for Parent, dated the effective date of the Registration Statement, and "comfort" letters signed by Parent's independent public accountants who have examined and reported on Parent's financial statements included in the Registration Statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and, in the case of the accountants' "comfort" letters, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

                  (e)   Underwriting.   (i)  In  the  event  that  the   Primary
Stockholder desires to sell Registrable Securities pursuant to the Registration Statement in an underwritten offering, there shall be two joint lead managing underwriters and book runners and each of Parent and the Primary Stockholder shall, in its sole discretion, select and obtain one investment banking firm of national reputation to be such two joint lead managing underwriters and book runners. If requested by such underwriters for any underwritten offering of Registrable Securities, Parent shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by Parent and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 6(f). Such underwriting agreement shall also contain such representations and warranties by the Primary Stockholder and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 6(f). If requested by such underwriters, Parent shall make available, upon advance notice, such employees as such underwriters may reasonably request to prepare for and participate in any "road show" presentations, provided that such preparation or participation does not materially interfere with the performance of such employees' duties.

                  (ii) If, in the written opinion of each of the joint lead managing underwriters, the total amount of securities to be registered in such registration, including Registrable Securities, will exceed the maximum amount of Parent's securities that can be marketed either (A) at a price reasonably related to the then current market value of such securities, or (B) without otherwise materially and adversely affecting the entire offering, then Parent shall include in such registration only such maximum number of securities which, in the reasonable opinion of such underwriters, can be sold in the following order of priority: (1) first, all the Registrable Securities requested to be included in such registration by the Primary Stockholder, (2) second, all the Registrable Securities requested to be included in such registration by any other Stockholder and (3) third, all other shares of Parent Common Stock to be included by Parent or any third party exercising rights similar to those granted under this Agreement. To the extent that shares of Parent Common Stock to be included in the Registration Statement must be allocated among the holders of Parent Common Stock pursuant to clauses (1), (2) or (3) above, such shares shall be allocated among the applicable holder(s) of Parent Common Stock based on the number of shares of Parent Common Stock that such holder(s) shall have requested to be included therein.

                  (f) Indemnification and Contribution. (i) Parent agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Primary Stockholder, its officers, directors, agents, trustees, stockholders and each person, if any, who controls the Primary Stockholder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees, disbursements and expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendment or supplements thereto) relating to the Registrable Securities or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such untrue statement or omission or alleged untrue statement or omission was made (x) in reliance upon and in conformity with any information furnished to Parent in writing by the Primary Stockholder expressly for use therein, (y) in any prospectus used after such time as Parent advised the Primary Stockholder in writing that the filing of a post-effective amendment or supplement thereto was required, other than such prospectus as so amended or supplemented or (z) in any prospectus used after such time as the obligation of Parent to keep such prospectus effective and current shall have expired.

                  (ii) In connection with the Registration Statement, the Primary Stockholder shall furnish to Parent in writing such information with respect to the Primary Stockholder as Parent may reasonably request for use in connection with the Registration Statement or related prospectus and agrees to indemnify and hold harmless Parent, its officers, directors, agents, trustees and stockholders and each person, if any, that controls Parent (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees, disbursements and expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendment or supplement thereto) relating to the Registrable Securities or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as such losses, claims, damages, liabilities and expenses are caused by information furnished in writing to Parent by the Primary Stockholder expressly for use therein; provided, however, that in no event shall the liability of the Primary Stockholder under this
Section 6(f)(ii) exceed the proceeds obtained by the sale of the Primary Stockholder's Registrable Securities in any such registration.

                  (iii) Each party  indemnified  under  subparagraph (i) or (ii)
above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in subparagraph (i) or (ii) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the advice of counsel to such indemnified party that a conflict of interest under the applicable rules of professional conduct between such indemnified party and indemnifying parties may exist in respect of such claim or that there may be additional defenses available to the indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action and the prompt undertaking of such defense with counsel reasonably acceptable to the indemnified party, the indemnifying party shall not be liable to the indemnified party under this
Section 6(f) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 6(f) shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party (such consent not to be unreasonably withheld). The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof unless (A) the indemnifying party agrees to pay such costs or (B) the indemnifying party fails to promptly assume and continue the defense of such claim or action with counsel reasonably satisfactory to the indemnified party.

                  (iv) If the indemnification provided for in this Section 6(f) from an indemnifying party shall for any reason be unavailable to an indemnified party (other than in accordance with the terms of this Agreement) in respect of any loss, claim, damage, liability or expense referred to herein, then such indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and of such indemnified party on the other hand in connection with the statements or omissions (or actions) that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of the Primary Stockholder under this Section 6(f)(iv) exceed the proceeds obtained by the sale of the Primary Stockholder's Registrable Securities in any such registration. The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability or expense in respect thereof referred to above in this subparagraph (iv), shall be deemed to include, for purposes of this subparagraph (iv), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  (v) Parent and the Primary Stockholder agree that it would not be just and equitable if contribution pursuant to Section 6(f)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subparagraph (iv) above. Notwithstanding any other provision of this Section 6(f), the Primary Stockholder shall not be required to contribute any amount in excess of the amount by which the proceeds of the offering received by the Primary Stockholder exceeds the amount of any damages which the Primary Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (vi) The obligations of Parent and the Primary Stockholder under this Section 6(f) shall be in addition to any liability that any party may otherwise have to any other party.

                  (g) Stockholder Agreements. The Primary Stockholder hereby covenants and agrees that:

                  (i) it will not sell any Registrable Securities under the Registration Statement until it has received notice from Parent that the Registration Statement and any post-effective amendments thereto have become effective; provided that Parent shall notify the Primary Stockholder promptly when the Registration Statement and any post-effective amendments thereto have become effective;

                  (ii) it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with the sales of Registrable Securities pursuant to the Registration Statement;

                  (iii) it shall promptly furnish to Parent such information regarding the Primary Stockholder, the Registrable Securities held by it and the distribution proposed by the Primary Stockholder as Parent may reasonably request and shall otherwise cooperate with Parent to the extent such information or cooperation is required in connection with any registration, qualification or compliance referred to in this Agreement; and

                  (iv) it shall notify Parent as promptly as practicable of any inaccuracy or change in information previously furnished to Parent or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding the Primary Stockholder or the distribution of the Registrable Securities or omits to state any material fact regarding the Primary Stockholder or the distribution of the Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to furnish to Parent promptly any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to the Primary Stockholder or the distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) Shelf Registration. Notwithstanding anything to the contrary contained herein, in the event that all of the Registrable Securities of the Primary Stockholder have not been sold upon the consummation of the offering contemplated by the Registration Statement, Parent shall prepare and file or cause to be prepared and filed with the Commission as soon as reasonably practicable after the consummation of such offering a registration statement to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Primary Stockholder of all of the Registrable Securities owned by the Primary Stockholder (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Primary Stockholder in accordance with the methods of distribution set forth in the Shelf Registration Statement (such methods of distribution to include underwritten offerings). Parent shall not permit any securities other than Registrable Securities owned by the Primary Stockholder to be included in the Shelf Registration Statement. Parent shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such Shelf Registration Statement is initially filed with the Commission, and Parent shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) the sale of all of the Registrable Securities included in the Shelf Registration Statement or (ii) the one-year anniversary of the date on which the Registration Statement described in Section 6(a) becomes effective. Other than for purposes of this Section 6(h) and Section 8(B), the Shelf Registration Statement shall be considered to be a "Registration Statement" under the terms of this Agreement.

                  SECTION 7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that each of Parent and the Primary Stockholder may, in their sole discretion assign, in whole or in one or more parts, any or all of their rights, interests and obligations under this Agreement to its successors or affiliates and to any person who acquires a substantial portion of the stock or substantially all of the assets of Parent or the Primary Stockholder, as applicable; provided that no such assignment shall relieve Parent or the Primary Stockholder of any of their obligations under this Agreement. Any purported assignment in violation of this
Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

                  SECTION 8. Termination. Except for the provisions of Section 6, this Agreement shall terminate upon the earlier of (a) the Effective Time,
(b) the termination of the Merger Agreement in accordance with its terms and (c) any amendment of the Merger Agreement without the consent of the Primary Stockholder that (i) decreases the Exchange Ratio, (ii) otherwise materially adversely affects the economic benefits of the Merger to the Primary Stockholder or the holders of Company Common Stock or treats any holder of Company Common Stock differently from any other holder, (iii) extends the date referred to in
Section 7.01(b)(i) of the Merger Agreement or (iv) creates any additional conditions to the Merger; provided, however, that for purposes of this sentence, the term "Merger Agreement" shall mean the Agreement and Plan of Merger by and among Parent, Sub and the Company of even date herewith, as in effect on the date hereof, and capitalized terms used in this sentence shall have the meaning given such terms therein. The provisions of Section 6 shall terminate upon the earlier of (A) the date on which there ceases to be any Registrable Securities and (B) the one-year anniversary of the date on which the Registration Statement becomes effective. In the event of the termination of this Agreement pursuant to this Section 8, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and except as set forth in this Section 8 all rights and obligations of each party hereto shall cease; provided that no such termination of this Agreement shall relieve any party hereto from any liability for any willful and material breach of any provision of this Agreement prior to termination.

                  SECTION 9. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

                  (b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders
(including the Representative, at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

                  (c) Interpretation. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns. For purposes of this Agreement, beneficial ownership shall be deemed not to include beneficial ownership attributable to a Stockholder solely by reason of a Stockholder being owned or controlled directly or indirectly by Citigroup Inc.

                  (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

                  (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto (and the persons specified as indemnitees in Section 6(f)) any rights or remedies.

                  (f) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such state.

                  (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 10. Specific Enforcement; Jurisdiction. The parties agree that irreparable damage would occur and that the parties will not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

                  SECTION 11. Agent for Service of Process. Each Stockholder hereby appoints the Company, with offices on the date hereof as provided for in
Section 8.02 of the Merger Agreement, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement that may be instituted in any court described in Section 10. Each Stockholder agrees to take any and all action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Each Stockholder agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon such Stockholder.

                  SECTION 12. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

                  SECTION 13. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 13.

                  SECTION 14. Indemnification. (a) General. Parent agrees that if the Primary Stockholder is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to the Primary Stockholder in its capacity as a stockholder of the Company (in accordance with
Section 12) and arising out of or related to this Agreement or the transactions contemplated hereby (a "Proceeding"), the Primary Stockholder shall be indemnified and held harmless by Parent to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined) incurred or suffered by the Primary Stockholder that are directly related to such Proceeding. The foregoing indemnity shall not apply to the extent that the claims in any Proceeding are judicially determined to arise out of a breach of the Primary Stockholder's representations, warranties or covenants contained in this Agreement.

                  (b) Expenses. As used in this Agreement, the term "Expenses" shall include damages, losses, judgments, liabilities, fines, penalties, settlements, costs, reasonable attorneys' fees and any other expenses reasonably incurred in connection with a Proceeding.

                  (c) Notice of Claim. The Primary Stockholder shall promptly deliver to Parent notice of any claim made against it for which indemnification will or could be sought under this Agreement, but the failure of the Primary Stockholder to deliver such notice shall not relieve Parent of any liability Parent may have to the Primary Stockholder except to the extent that Parent is actually prejudiced thereby. In addition, each of the Primary Stockholder and Parent shall deliver to the other party such information and cooperate with the other party as such other party may reasonably require.

                  (d) Defense of Claim. With respect to any Proceeding as to which the Primary Stockholder notifies Parent of the commencement thereof:

                  (i) Parent will be entitled to participate therein at its own expense.

                  (ii) To the extent that it may wish, Parent will be entitled to assume the defense thereof, unless based on the advice of counsel to the Primary Stockholder, a conflict of interest under the applicable rules of professional conduct between the Primary Stockholder and Parent may exist in respect of such claim or there may be additional defenses available to the Primary Stockholder. In the event that Parent does not assume the defense thereof, the reasonable fees and expenses of counsel to the Primary Stockholder shall be at the expense of Parent. In any Proceeding as to which Parent has assumed the defense thereof, the Primary Stockholder shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but Parent shall not be obligated hereunder to reimburse the Primary Stockholder for the costs thereof unless (A) Parent agrees to pay such costs or (B) Parent fails to promptly assume and continue the defense of such Proceeding with counsel reasonably satisfactory to the Primary Stockholder.

                  (iii) Parent shall not be liable to indemnify the Primary Stockholder under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, such consent not be unreasonably withheld. Parent may not agree to any settlement of any such claim or action, other than solely for monetary damages for which Parent shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the Primary Stockholder or which requires any admission of liability of the Primary
         Stockholder, without the prior written consent of the Primary Stockholder, which consent shall not be unreasonably withheld.

                  (e) Non-exclusivity. The right to indemnification and the payment of Expenses incurred in defending a Proceeding conferred in this Section 14 shall not be exclusive of any other right which the Primary Stockholder may otherwise have.

                  IN WITNESS WHEREOF, Parent and Stockholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                   OLIN CORPORATION,

                                               by

                                                                 Name:
                                                                 Title:




                                                   COURT SQUARE CAPITAL LIMITED,

                                               by

                                                                 Name:
                                                                 Title:

                                   SCHEDULE A



                                           Number of
Name and Address                            Shares of               Number of
of Stockholder                           Company Common           Company Stock
                                          Stock Owned             Options Owned



Court Square Capital Limited1             7,289,9452                        0
c/o Citicorp Venture Capital Limited
399 Park Avenue
New York, NY 10043





1     Primary Stockholder

2 These shares are subject to the Voting Agreement, dated November 10, 1994, between the Primary Stockholder and Martin Alonzo.